SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):              January 6, 1998


                               ECHO BAY MINES LTD.
               (Exact Name of Registrant as Specified in Charter)


            Canada                   1-8542                  None
 (State or Other Jurisdiction      (Commission         (I.R.S. Employer
       of Incorporation)          File Number)        Identification No.)


          Suite 1000, 6400 S. Fiddler's Green Circle,
          Englewood, Colorado                              80111-4957
          (Address of principal executive offices)         (Zip Code)



        Registrant's telephone number, including area code: 303-714-8600


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Item 5.   OTHER EVENTS

         Echo Bay Mines Ltd. (the "Company") has announced that it will take a number of actions to reduce cash expenditures in response to the current low gold price environment, including a temporary suspension of operations at its Lupin gold mine in the Northwest Territories, Canada, and a reduction in operations at its McCoy/Cove mine in Nevada, until the gold price improves significantly. Additional actions to be taken to reduce costs are (i) reduction in budgeted new project expenditures for 1998 from $21 million to $3 million,
(ii) reduction in the 1998 exploration budget from $11 million to $6 million and
(iii) a 40% reduction in corporate headquarters staffing levels. The Company will record an estimated $14 million charge in the fourth quarter of 1997 as a result of these actions, including severance, legal and related costs.

         Lupin and McCoy/Cove are higher cost mines that have operated at a loss for the last two years. In the first nine months of 1997, cash operating costs were $294 and $291 per ounce of gold produced at Lupin and McCoy/Cove, respectively. The gold price at January 6, 1997 was approximately $280 per ounce.

         The Lupin suspension of operations will require approximately $3 million of annual care and maintenance costs to maintain the integrity of the mine and enable it to reopen at such time as gold prices warrant. At the McCoy/Cove mine, mining activities will be limited to the higher-grade portions of the Cove open pit, and mining will be discontinued in the smaller, higher-cost McCoy open pit. Remediation work on the Cove pit wall is being postponed until the second half of 1998 at the earliest, and resumption will depend on improvement in the gold price. These actions will result in layoffs of approximately 500 employees at Lupin, 90-100 employees at McCoy/Cove, and 20-25 employees at the Company's corporate headquarters.

         Taking into consideration the above actions, the Company's 1998 production targets will be 500,000-525,000 ounces of gold (a reduction of approximately 25%, or 175,000 ounces of gold, from earlier targets) and 7,000,000-8,000,000 ounces of silver. 1998 cash operating costs are expected to be reduced to $240-250 per ounce of gold produced, compared with 1997 targets of $265-275 per ounce. Under its current gold hedge position, the Company will realize an average of $338 per ounce for its projected 1998 gold production. 1998 cash expenditures are expected to be reduced by approximately $30-35 million from earlier projections. Assuming all other factors, including gold price, remain at current levels, the Company does not expect to have a positive cash flow for 1998.

         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements herein that are not historical facts are forward-looking statements. They involve risks and uncertainties that could cause actual results to differ materially from targeted results. These risks and uncertainties include but are not limited to future changes in gold prices, which could render projects uneconomic; differences in ore grades, recovery rates, and tons mined from those expected; changes in mining and milling rates from currently planned rates; differences in care and maintenance expenditures from those anticipated; differences in cash operating costs; unanticipated closure costs; changes in project parameters as plans continue to be refined; and other factors detailed in the Company's filings with the Securities and Exchange Commission.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ECHO BAY MINES LTD.



Dated: January 6, 1998           By: /S/ TOM S. Q. YIP
                                     -------------------------------------------
                                     Tom S. Q. Yip
                                     Controller and Principal Accounting Officer



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